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                                                                     Exhibit 8.2

SMITH LYONS
[LETTERHEAD]




                              November 26, 1996




Basic U.S. REIT, Inc.
7350 Northwest 146th Street
Suite 308
Miami, Florida 33016
U.S.A


Ladies and Gentlemen:

                           Re: Basic U.S. REIT, Inc.

          You have requested our opinion concerning the presentation of the principal Canadian federal income tax considerations generally applicable to purchasers of stock of Basic U.S. REIT, Inc. (the "Corporation") who are resident in Canada in the Registration Statement on Form S-11 (File
No. 333-13153), which the Corporation filed on October 1, 1996 with the Securities and Exchange Commission, including Amendment No. 1 to the Registration Statement filed on November 26, 1996 (the "Registration Statement"). Capitalized terms used but not defined herein have the meanings specified in the Registration Statement.

          We have examined the Registration Statement and such other documents as we considered necessary or appropriate for purposes of issuing our opinion. We also received certain representations from officers of the Company. In rendering the opinions set forth below, we have relied upon such documents and representations and on the descriptions of the Corporation contained in the Registration Statement without undertaking any independent verification of the accuracy or completeness of those matters.


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SMITH LYONS                                                               Page 2


          In our review, we have assumed that each representation and all other information that we reviewed is true and correct in all material respects and will remain true and correct, that all obligations imposed by any documents and the parties have been or will be performed, that the Registration Statement and other information fairly describes the past and expected future actions of the parties, and that the Corporation has been and will be operated in a fashion consistent with the expectations described in the Registration Statement. We have not made any independent verification of the accuracy or completeness of those matters.

          Based on the documents, representations, and assumptions set forth above, and the discussion in the Registration Statement under the caption "Canadian Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "Canadian Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder fairly summarizes the principal Canadian federal income tax matters and consequences to stockholders who are resident in Canada.

          The foregoing opinion is based on current provisions of the INCOME TAX ACT (Canada), the Canada-U.S. Income Tax Convention (the "Treaty") as amended by a revised protocol that entered into force November 9, 1995 (the "Protocol"), the Income Tax Regulations, published administrative interpretations of Revenue Canada, and published court decisions.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Smith Lyons under the caption "Canadian Federal Income Tax Considerations" in the Registration Statement.

          The foregoing opinion is limited to the Canadian federal income tax matters addressed herein, and no other opinions are rendered with respect to other Canadian tax matters or to any issues arising under the tax laws of any other country, or any province or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any


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SMITH LYONS                                                               Page 3


other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.


                                       Yours very truly,
                                       /s/ Smith Lyons






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